UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2019 (February 25, 2019)

Oaktree Specialty Lending Corporation

(Exact name of registrant as specified in its charter)

Delaware	814-00755	26-1219283
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 South Grand Avenue, 28th Floor, Los Angeles, CA	90071
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 830-6300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 25, 2019, Oaktree Specialty Lending Corporation (the “Registrant”) amended and restated its senior secured credit facility among the Registrant, the lenders party thereto, ING Capital LLC, as administrative agent, ING Capital LLC, JPMorgan Chase Bank, N.A. and Merrill Lynch, Pierce, Fenner & Smith Incorporated as joint lead arrangers and joint bookrunners, and JPMorgan Chase Bank, N.A. and Bank of America, N.A., as syndication agents (as amended and restated, the “Amended Credit Agreement”). Among other things, the Amended Credit Agreement increases the size of facility from $600 million to $680 million (with an “accordion” feature that permits the Registrant, under certain circumstances, to increase the size of the facility up to $1.02 billion), extends the period during which the Registrant may make drawings from expiring on November 30, 2020 to expiring on February 25, 2023, extends the final maturity date from November 30, 2021 to February 25, 2024, and lowers the interest rate margins (a) for LIBOR loans (which may be 1-, 2-, 3- or 6-month, at the Registrant’s option), from 2.75% to 2.25% or from 2.25% to 2.00% and (b) for alternate base rate loans, from 1.75% to 1.25% or from 1.25% to 1.00%, each depending on the Registrant’s senior debt coverage ratio.

The facility continues to be secured by substantially all of the Registrant’s assets (excluding, among other things, investments held in and by certain subsidiaries of the Registrant or investments in certain portfolio companies of the Registrant) and guaranteed by certain subsidiaries of the Registrant pursuant to an Amended and Restated Guarantee, Pledge and Security Agreement (“ING Security Agreement”) entered into in connection with the Amended Credit Agreement, among the Registrant, the other obligors party thereto, and ING Capital LLC, as collateral agent to the secured parties. Pursuant to the ING Security Agreement, the Registrant pledged its entire equity interest in certain immaterial subsidiaries to the collateral agent pursuant to the terms of the ING Security Agreement. In connection with the Amended Credit Agreement, the Registrant prepaid the pro rata portion of the outstanding borrowings under the previous credit agreement owed to certain lenders parties thereto, following which such borrowings were terminated.

The Amended Credit Agreement and related agreements governing the facility required the Registrant to, among other things, (i) make representations and warranties regarding the collateral as well as each of the Registrant’s portfolio companies’ businesses, (ii) agree to certain indemnification obligations, and (iii) comply with various affirmative and negative covenants, reporting requirements and other customary requirements for similar revolving credit facilities, including covenants related to: (A) limitations on the incurrence of additional indebtedness and liens, (B) limitations on certain investments, (C) limitations on certain asset transfers and restricted payments, (D) maintaining a certain minimum stockholders’ equity, (E) maintaining a ratio of total assets (less total liabilities) to total indebtedness, of the Registrant and its subsidiaries (subject to certain exceptions), of not less than the greater of (1) 1.65 to 1.00 and (2) the statutory test applicable to the Company at any time, (F) maintaining a ratio of consolidated EBITDA to consolidated interest expense, of the Registrant and its subsidiaries (subject to certain exceptions), of not less than (1) 2.0 to 1.0 for the first year following the closing date and (2) 2.25:1.00 thereafter, (G) maintaining a minimum liquidity and net worth, and (H) limitations on the creation or existence of agreements that prohibit liens on certain properties of the Registrant and certain of its subsidiaries. The Amended Credit Agreement and related documents also include usual and customary default provisions such as the failure to make timely payments under the facility, the occurrence of a change in control, and the failure by the Registrant to materially perform under the Amended Credit Agreement and related agreements governing the facility, which, if not complied with, could accelerate repayment under the facility.

In addition to the asset coverage ratio described above, borrowings under the Amended Credit Agreement (and the incurrence of certain other permitted debt) will continue to be subject to compliance with a borrowing base that will apply different advance rates to different types of assets in the Registrant’s portfolio.

Each loan or letter of credit originated or assumed under the Amended Credit Agreement is subject to the satisfaction of certain conditions. Borrowings under the Amended Credit Agreement will continue to be subject to the facility’s various covenants and the leverage restrictions contained in the Investment Company Act of 1940, as amended.

The description above is only a summary of the material provisions of the Amended Credit Agreement and is qualified in its entirety by reference to copy of the Amended Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

On February 26, 2019, the Registrant issued a press release announcing it had entered into the Amended Credit Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this current report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Amended and Restated Senior Secured Revolving Credit Agreement, dated as of February 25, 2019, among Oaktree Specialty Lending Corporation, as Borrower, the lenders party thereto, ING Capital LLC, as administrative agent, ING Capital LLC, JPMorgan Chase Bank, N.A. and Merrill Lynch, Pierce, Fenner & Smith Incorporated as joint lead arrangers and joint bookrunners, and JPMorgan Chase Bank, N.A. and Bank of America, N.A., as syndication agents.

99.1	Press Release of Oaktree Specialty Lending Corporation, dated February 26, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OAKTREE SPECIALTY LENDING CORPORATION

Date: February 26, 2019	By:	/s/ Mathew M. Pendo
Name: Mathew M. Pendo
Title: Chief Operating Officer